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                                                                    Exhibit 11.0


                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)


                                        For the Three Months Ended      For the Nine Months Ended
                                        --------------------------      -------------------------
                                        Sept. 27,        Sept. 28,      Sept. 27,         Sept 28,
                                          1998             1997           1998              1997
-------------------------------------------------------------------------------------------------

Net income                             $     401        $     485       $   1,007       $     512

-------------------------------------------------------------------------------------------------
Net income applicable to
   common stockholders                 $     401        $     485       $   1,007       $     512
=================================================================================================

Weighted average number of shares
   outstanding:

     Basic Shares                      7,044,647        7,286,789       7,157,186       7,282,501
     Effect of Dilutive Options           15,598           98,756          43,764          31,392
-------------------------------------------------------------------------------------------------

     Diluted Shares                    7,060,245        7,385,545       7,200,950       7,313,893
=================================================================================================

Earnings per Share

     Basic                             $    0.06        $    0.07       $    0.14       $    0.07

     Diluted                           $    0.06        $    0.07       $    0.14       $    0.07
=================================================================================================

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